Exhibit 10.7
Limited Completion Guaranty Agreement

This Limited Completion Guaranty Agreement (this “Guaranty”) is made as of the 30th day of August, 2019, by KBS REIT Properties II, LLC, a Delaware limited liability company (“Guarantor”), in favor of Bank of America, N.A., a national banking association, as administrative agent for Lenders as that term is defined below (collectively with its successors or assigns, in such capacity, “Administrative Agent”), and each of the Lenders.

Recitals

Administrative Agent and certain other lenders from time to time (each a “Lender” and collectively, “Lenders”), and KBSII Granite Tower, LLC, a Delaware limited liability company (“Borrower”), are entering into concurrently herewith that certain Loan Agreement dated as of the date hereof (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of a loan (the “Loan”) to Borrower.

A condition precedent to Lenders’ obligation to make the Loan to Borrower is Guarantor’s execution and delivery to Administrative Agent of this Guaranty.

The Loan will be evidenced by those certain Promissory Notes of even date herewith, each made by Borrower and payable to the order of a Lender, in the aggregate original face principal amount of One Hundred Forty-Five Million and No/100 Dollars ($145,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein called the “Note”).

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lenders to make the Loan to Borrower, Guarantor hereby guarantees to Administrative Agent and the Lenders the prompt and full payment and performance of the obligations described below in this Guaranty, this Guaranty being upon the following terms and conditions:

Section 1. Guaranty of Performance.

Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the complete payment and performance when due of all obligations of Borrower under the Loan Documents or the Anadarko Lease (as hereinafter defined) to:

(a)Complete the Landlord’s Work (as defined in Section 1(d) of Exhibit C to the Seventeenth Amendment (as defined below) of the Anadarko Lease), including, without limitation, completion of the restroom renovations required pursuant to Section 16 of the Seventeenth Amendment, all in accordance with the terms of the Anadarko Lease;

(b)Pay the Tenant Improvement Allowance (as defined in the Seventeenth Amendment) in accordance with the terms of the Anadarko Lease;

(c)Complete all other Building upgrades in accordance with the terms of Section 17 and Exhibit D of the Seventeenth Amendment to the Anadarko Lease; and

(d)Complete any other capital improvements (if any) required to be completed by Borrower pursuant to the Seventeenth Amendment (as defined below) to the Anadarko Lease.

The foregoing obligations of Borrower described in paragraphs (a) through (d) above shall be referred to herein as the “Guaranteed Lease Obligations.”

For purposes hereof, “Anadarko Lease” means that certain Office Lease, dated as of July 30, 2002, Denver-Stellar Associates Limited Partnership, a Delaware limited partnership, as the original landlord, and Western Gas Resources, Inc., as the original tenant, as most recently amended by that certain Seventeenth Amendment to Office Lease, dated as of December 19, 2018 (the “Seventeenth Amendment”), between Borrower, as landlord, and Anadarko Petroleum Corporation, a Delaware corporation, as tenant (the “Tenant”).

Section 2. Limitation on Guarantor’s Liability for Guaranteed Lease Obligations.

Notwithstanding any provision herein or in any other Loan Document to the contrary, in no event shall Guarantor’s liability for the payment or performance of the Guaranteed Lease Obligations exceed an amount equal to Forty-Five Million Six Hundred Eighty-Three Thousand and No/100 Dollars ($45,683,000.00) (the “Maximum Guaranteed Amount”). The Maximum Guaranteed Amount shall be reduced in accordance with the following:

(a)The Maximum Guaranteed Amount shall be reduced, on a dollar for dollar basis, by the sum of:

(i)the amount, if any, spent by or on behalf of Borrower (exclusive of any such amounts on behalf of Borrower by Administrative Agent or any Lender) to pay or perform the Guaranteed Lease Obligations;

(ii)any amounts of the Tenant Improvement Allowance that the Tenant has elected to apply as a Rent Credit (as defined in the Seventeenth Amendment) pursuant to the terms of Section 11 of the Seventeenth Amendment, as evidenced by the written notice of such application that the Tenant is required to provide pursuant to Section 11 of the Seventeenth Amendment; it being understood and agreed, however, that in no event shall the Maximum Guaranteed Amount be reduced by any amounts of the Tenant Improvement Allowance that the Tenant has elected to apply to the costs of Future Improvements (as defined in the Seventeenth Amendment) pursuant to the terms of Section 11 of the Seventeenth Amendment; and

(iii)the amount, if any, of the Tenant Improvement Allowance that remains undisbursed and has not be applied to the costs of the Future Improvements as of the Construction Termination Date (as defined in the Seventeenth Amendment), which amount must be confirmed by an estoppel certificate delivered by the Tenant or such other evidence as may be reasonably satisfactory to Administrative Agent; and

(b)If, as of the date that Administrative Agent commences any action to enforce this Guaranty, any proceeds of the Loan allocated under the Loan Agreement to pay the Guaranteed Lease Obligations remain undisbursed, the Maximum Guaranteed Amount shall be reduced by the amount of such undisbursed Loan Proceeds.

Upon Borrower’s or Guarantor’s written request, Administrative Agent shall confirm, from time to time, the remaining Maximum Guaranteed Amount in writing.

Section 3. Primary Liability of Guarantor.

(a)This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Lease Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Administrative Agent or any Lender to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Administrative Agent or any Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Lease Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Lease Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent or any Lender from suing on any Note or foreclosing the Deed of Trust or exercising any other right under the Loan Documents.

(b)Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Lease Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or any Lender against any party hereto.

Section 4. Certain Agreements and Waivers by Guarantor.

(a)Guarantor agrees that neither the rights or remedies of Administrative Agent and Lenders nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, Guarantor waives any rights, claims or defenses arising from any such events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;
(ii)any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;
(iii)the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Lease Obligations;
(iv)the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Administrative Agent or any Lender against Guarantor, to the fullest extent permitted by Law;
(v)any homestead exemption or any other exemption under applicable Law;
(vi)any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Lease Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;
(vii)whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Lease Obligations;
(viii)the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Lease Obligations;
(ix)either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Lease Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Lease Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by

Administrative Agent or Lenders to Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Lease Obligations;

(x)any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Lease Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Lease Obligations;
(xi)any failure of Administrative Agent or any Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Lease Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Potential Default, or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any security or other recourse, or of any new agreement between or among Administrative Agent, any Lender and Borrower, it being understood that Administrative Agent shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Lease Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower and any collateral, including any changes in the business or financial condition of Borrower or any collateral, and Guarantor acknowledges and agrees that neither Administrative Agent nor any Lender shall have any duty to notify Guarantor of any information which Administrative Agent or such Lender may have concerning Borrower or any collateral;
(xii)the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Administrative Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, any Note, the Loan Agreement or any other Loan Document;
(xiii)the unenforceability of all or any part of the Guaranteed Lease Obligations against Borrower, whether because the Guaranteed Lease Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Guaranteed Lease Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Lease Obligations, or any part thereof, for any reason (and regardless of any joinder of

Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Lease Obligations);

(xiv)any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Lease Obligations, whether or not consented to by Administrative Agent or any Lender, or any action taken or omitted by Administrative Agent or any Lender in any such proceedings, including any election to have Administrative Agent’s or such Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Administrative Agent or such Lender in any such proceedings or the taking and holding by Administrative Agent or such Lender of any security for any such extension of credit;
(xv)any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;
(xvi)any early termination of any of the Guaranteed Lease Obligations; or
(xvii)Administrative Agent or any Lender’s enforcement or forbearance from enforcement of the Guaranteed Lease Obligations on a net or gross basis.

(b)In the event any payment by Borrower or any other Person to Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by any Borrower or any other party to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or any Lender or paid by Administrative Agent or any Lender to another Person (which amounts shall constitute part of the Guaranteed Lease Obligations), and any interest paid by Administrative Agent or any Lender and any attorneys’ fees, costs and expenses paid or incurred by Administrative Agent or any Lender in connection with any such event.

(c)It is the intent of Guarantor, Administrative Agent and each Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Lease Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

(d)Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Lease Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Administrative Agent or any Lender from Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Administrative Agent hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Lease Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Lease Obligations that may remain owing to Administrative Agent or any Lender. Administrative Agent shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Administrative Agent’s sole and absolute discretion.

(e)If acceleration of the time for payment of any amount payable by Borrower under any Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent.

(f)Guarantor further waives: (i) any defense to the recovery by Administrative Agent or Lenders against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon the election by Administrative Agent or Lenders of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, Guarantor would have by virtue of an election by Administrative Agent or Lenders to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Indebtedness, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure (“CCP”) Section 580d, all rights of any party to a deficiency judgment against Borrower and, as a consequence, will destroy all rights that Guarantor would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower; (ii) any defense or benefits that may be derived from CCP Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti-deficiency and one form of action defenses under the laws of California and any other jurisdiction; and (iii) any right to a fair value hearing under CCP Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale.

(g)Without limiting the foregoing or anything else contained in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Lease Obligations are secured by real property. This means, among other things:

(i)That Administrative Agent or Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and
(ii)If Administrative Agent, for the benefit of Lenders, forecloses on any real property collateral pledged by Borrower: (A) the amount of the Guaranteed

Lease Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Administrative Agent and/or Lenders may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral for Lenders’ benefit, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Guaranteed Lease Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the CCP.

(h)Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Lease Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the CCP or otherwise.

(i)Guarantor waives Guarantor’s rights of subrogation and reimbursement, including
(i) any defenses Guarantor may have by reason of an election of remedies by Administrative Agent or Lenders, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Lease Obligations pursuant to the anti- deficiency or other laws of California limiting or discharging Borrower’s obligations, including Sections 580a, 580b, 580d or 726 of the CCP.

(j)Guarantor waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

(k)No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty. All of the waivers contained herein are irrevocable and unconditional and are intentionally and freely made by Guarantor.

Section 5. Subordination.

If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Lease Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Lease Obligations;

(b)Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Lease Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving such (i) reasonable management fees or reasonable salary from Borrower as Administrative Agent may find acceptable from time to time in its sole and absolute discretion, and (ii) distributions from Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to Borrower’s income from the Property;

(c)Guarantor hereby assigns and grants to Administrative Agent a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default or an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Lease Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 5, Guarantor shall pay the same to Administrative Agent immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent; and

(d)Guarantor shall promptly upon written request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 5, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Administrative Agent of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of such Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 6. Other Liability of Guarantor or Borrower.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent or any Lender may have against Guarantor. If Borrower is or becomes indebted to Administrative Agent or any Lender for any indebtedness other than or in excess of the Guaranteed Lease Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Administrative Agent or such Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.

Section 7. Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Administrative Agent and Lenders and the permitted successors and assigns of each of them. Administrative Agent and any Lender may, at any time, sell, transfer or assign all or a portion of its interest in the Guaranteed Lease Obligations and the Loan Documents, on and subject to the terms and conditions of the Loan Agreement. In the event of any such permitted sale, transfer or assignment of the Guaranteed Lease Obligations or any part thereof, the rights and benefits under this Guaranty, to the extent applicable to the Guaranteed Lease Obligations so sold, transferred or assigned, may be transferred with such obligations. Subject to the provisions of Section 9.5 of the Loan Agreement, Guarantor waives notice of any sale, transfer or assignment of the Guaranteed Lease Obligations and/or this Guaranty or any part thereof, and agrees that failure to give notice of any such sale, transfer or assignment will not affect the liability of Guarantor hereunder. Subject to the terms and conditions of the Loan Agreement, including, without limitation, Section 9.6 thereof, Administrative Agent and each Lender are hereby authorized to disseminate any information they now have or hereafter obtain pertaining to the Guaranteed Lease Obligations or this Guaranty, including credit or other information on Borrower, Guarantor and/or any party liable, directly or indirectly, for any part of the Guaranteed Lease Obligations, to any actual or prospective assignee or participant with respect to the Guaranteed Lease Obligations, to any of the affiliates of Administrative Agent or such Lender, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Administrative Agent or such Lender, and to any other parties as necessary or appropriate in the reasonable judgment of Administrative Agent or such Lender.

Section 8. Binding Effect; Joint and Several Liability.

This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Lease Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Lease Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

Section 9. Governing Law.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of California and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Lease Obligations are payable and performable.

Section 10. Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.

Section 11. Costs and Expenses of Enforcement.

Guarantor agrees to pay to Administrative Agent on demand all costs and expenses incurred by Administrative Agent or any Lender in seeking to enforce Administrative Agent’s or such Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Administrative Agent or any Lender shall constitute a portion of the Guaranteed Lease Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Lease Obligations and shall be payable by Guarantor on demand by Lender.

Section 12. No Usury.

It is not the intention of Administrative Agent, any Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Lease Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor, Administrative Agent and Lenders.

Section 13. Representations, Warranties, and Covenants of Guarantor.

Guarantor hereby represents, warrants, and covenants that: (a) Guarantor has a financial interest (indirectly) in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) there is no material litigation pending with respect to which process has been served or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor which, if adversely determined, would have a material adverse effect on Guarantor’s ability to perform its obligations hereunder; (f) all financial statements and information heretofore furnished to Administrative Agent by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; and (h) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Deed of Trust, the Environmental Agreement and the other Loan Documents. Guarantor’s representations, warranties and covenants are a material inducement to Administrative Agent to enter into the other Loan Documents and any Swap Contract, and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Lease Obligations.

Section 14. Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 15. Cumulative Rights.

All of the rights and remedies of Administrative Agent and Lenders under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Administrative Agent or any Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Administrative Agent or any Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Administrative Agent or any Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Administrative Agent to Guarantor.

Section 16. Term of Guaranty.

This Guaranty shall continue in effect until the earlier of (a) Borrower’s full payment and/or performance of the Guaranteed Lease Obligations in accordance with the terms of the Seventeenth Amendment, (b) the termination of Borrower’s obligation to pay and/or perform the Guaranteed Lease Obligations in accordance with the terms of the Anadarko Lease, including, without limitation, the Seventeenth Amendment, (c) receipt by Administrative Agent of either
(i) an estoppel certificate from the Tenant confirming that the obligations of Borrower described in paragraphs (a) through (d) of Section 1 above have been fully performed in accordance with the terms of the Seventeenth Amendment, or (ii) other evidence reasonably acceptable to Administrative Agent that the obligations of Borrower described in paragraphs (a) through (d) of Section 1 above have been fully performed in accordance with the terms of the Seventeenth Amendment, and (d) all the Guaranteed Lease Obligations and all of the obligations of Guarantor to Administrative Agent and Lenders under this Guaranty are fully and finally paid, performed and/or discharged (as applicable) and are not subject to any bankruptcy preference period or any other disgorgement. No written instrument executed by Administrative Agent shall be necessary to effectuate any termination of Guarantor’s obligations hereunder, provided that following satisfaction of any of the foregoing conditions in this Section 16, Administrative Agent shall promptly confirm such termination upon receipt of Borrower’s or Guarantor’s written request.

Section 17. Financial Statements.

Guarantor agrees to provide to Administrative Agent, as and when required, the Financial Statements and other financial information required to be delivered to Administrative Agent with respect to Guarantor pursuant to the terms of the Loan Agreement and the other Loan Documents, in the form and detail required by the Loan Documents. Guarantor also agrees to provide to Administrative Agent such other and further financial information with respect to Guarantor as Administrative Agent shall from time to time reasonably request. Acceptance of any Financial Statement by Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent in the administration, enforcement, and extension of the Guaranteed Lease Obligations.

Section 18. Subrogation.

Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Lease Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the

Guaranteed Lease Obligations have been fully and finally paid, performed and discharged in accordance with Section 16 above, and Guarantor hereby waives all of such rights.

Section 19. Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 20. Entire Agreement; Counterparts; Construction.

THIS GUARANTY EMBODIES THE ENTIRE AGREEMENT BETWEEN ADMINISTRATIVE AGENT AND LENDERS AND GUARANTOR WITH RESPECT TO THE GUARANTY BY GUARANTOR OF THE GUARANTEED LEASE OBLIGATIONS. THIS GUARANTY SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, WITH RESPECT TO THE GUARANTY BY GUARANTOR OF THE GUARANTEED LEASE OBLIGATIONS. THIS GUARANTY SHALL BE EFFECTIVE UPON EXECUTION BY GUARANTOR AND DELIVERY TO ADMINISTRATIVE AGENT. THIS GUARANTY MAY NOT BE MODIFIED, AMENDED OR SUPERSEDED EXCEPT IN A WRITING SIGNED BY ADMINISTRATIVE AGENT AND GUARANTOR REFERENCING THIS GUARANTY BY ITS DATE AND SPECIFICALLY IDENTIFYING THE PORTIONS HEREOF THAT ARE TO BE MODIFIED, AMENDED OR SUPERSEDED. THIS GUARANTY HAS BEEN EXECUTED IN A NUMBER OF IDENTICAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL FOR ALL PURPOSES AND ALL OF WHICH CONSTITUTE, COLLECTIVELY, ONE AGREEMENT. AS USED HEREIN, THE WORDS “INCLUDE” AND “INCLUDING” SHALL BE INTERPRETED AS IF FOLLOWED BY THE WORDS “WITHOUT LIMITATION.”

Section 21. [Intentionally Omitted.]
Section 22. Forum.
Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent or any

Lender to serve process in any manner permitted by Law or limit the right of Administrative Agent or any Lender to bring proceedings against Guarantor in any other court or jurisdiction.

Section 23. WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND ADMINISTRATIVE AGENT AND EACH LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE (AS DEFINED IN THE LOAN AGREEMENT) AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER, AND GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 24. [Intentionally Omitted].

Section 25. Separate Indemnity. Guarantor acknowledges and agrees that Administrative Agent’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Administrative Agent’s rights (and all of Guarantor’s obligations) under any indemnity agreement or other guaranty executed and delivered to Administrative Agent by Borrower and/or any Guarantor and any payments made under this Guaranty shall not reduce any obligations and liabilities under any such indemnity agreement or other guaranty. Guarantor’s payment and/or performance of the Guaranteed Lease Obligations shall satisfy any obligation of Borrower to pay and/or perform the same pursuant to the terms of the Loan Documents.

Section 26. Credit Verification.

Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes Administrative Agent and each Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Administrative Agent’s or such Lender’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Administrative Agent and each Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

Section 27. ERISA.

As of the date hereof and throughout the term of this Guaranty, (a) Guarantor is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Guarantor do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R.
§2510.3-101, as modified by Section 3(42) of ERISA; and (c) Guarantor is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Guarantor are not and will not be subject to federal, state or local statutes applicable to Guarantor regulating investments of fiduciaries with respect to governmental plans.

Section 28. No Fiduciary Relationship.

The relationship between Administrative Agent and each Lender and Guarantor is solely that of lender and guarantor. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent and/or any Lender.

Section 29. Reinstatement.

This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby are rescinded or otherwise must be restored or returned by Administrative Agent (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Guarantor or any other Person or for a substantial part of Borrower’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of Administrative Agent and Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Section 11 hereof.

Section 30. Limited Recourse Provision.

Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Guarantor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Guarantor with respect to the obligations of Guarantor under this Guaranty. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s or any Lender’s right to exercise any rights or remedies against any collateral securing the Loan.

Section 31. Unsecured Obligations.

Notwithstanding anything to the contrary herein or in any of the Loan Documents, the Guaranteed Lease Obligations of Guarantor are unsecured and are not secured by the Deed of Trust.

[Signatures begin on following page.]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.

Address of Guarantor:	GUARANTOR:

KBS REIT Properties II, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Todd Smith, Vice President,
Controller REIT Corporate Accounting
Fax Number: (949) 417-6501
Email: tsmith@kbs.com

KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company

By: KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By: KBS REAL ESTATE INVESTMENT
TRUST II, INC.,
a Maryland corporation,
its general partner

By: /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

With copies to:

c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: James Chiboucas Fax Number: (949) 417-6523

c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Bryce Lin, Director of Finance & Reporting Fax Number: (949) 417-6501 Email: blin@kbs.com

Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attn: Bruce Fischer Fax Number: (949) 732-6501

Address of Administrative Agent:

Bank of America, N.A. 520 Newport Center Drive, Suite 100 Newport Beach, California 92660 Attn: Kevin McLain Fax No.: (949) 794-7422

SIGNATURE PAGE TO LIMITED COMPLETION GUARANTY AGREEMENT